UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 26, 2010

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 26, 2010, James H. Ross was named president, chief executive officer and member of the board of directors of SWS Group, Inc. (the “Company”).

Mr. Ross, 61, has served as interim CEO and member of the board since the August 18, 2010 resignation of Donald W. Hultgren. He has served as Executive Vice President of the Company since November 2004 and, in September 2007, was appointed President and Chief Executive Officer of Southwest Securities, Inc., the Company’s principal broker/dealer subsidiary. Mr. Ross served as the Director of the private client group at Southwest Securities, Inc. from March 2004 to March 2008. He has served as Chief Executive Officer of SWS Financial Services, Inc. since March 2004. Mr. Ross came to Southwest Securities, Inc. in 2004 to head the private client group’s brokerage office in downtown Dallas, Texas. Prior to coming to Southwest Securities, Inc., Mr. Ross was with UBS Paine Webber, where, from April 1991 to December 2003, Mr. Ross held various positions from financial advisor to branch manager. He began his securities industry career in 1975.

The Company issued a press release announcing the appointment of James H. Ross as president, chief executive officer and member of the board of directors. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01(d).	Exhibits.

Exhibit 99.1	Press Release issued by SWS Group, Inc. on October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: October 28, 2010	By:	/S/ STACY M. HODGES
Stacy M. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by SWS Group, Inc. on October 28, 2010.

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